Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q2 2021 Financial Results and Provides Outlook for Q3 2021

Q2 Revenues up 31 Percent from Year Ago Period
Q2 Gross Margin of 41.9 Percent; Q2 Non–GAAP Gross Margin of 42.4 Percent
Q2 Diluted EPS of $0.18; Q2 Non-GAAP Diluted EPS of $0.31

ITASCA, Ill., Jul. 28, 2021 - Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic microphones, speakers, audio processing, and precision device solutions, today announced results for the second quarter ended June 30, 2021.

“In Q2, we were pleased to deliver non-GAAP gross margins and EPS that were both above our guidance range,” said Jeffrey Niew, president and CEO of Knowles. “Audio revenues were up 43 percent from the year ago period as Hearing Health sales doubled and we saw continued robust MEMS microphone demand in multiple end markets. Precision Devices delivered record revenues and bookings, underscored by a recovery in the medtech market and a bolt-on acquisition completed in the quarter. Overall, our Q2 results emphasized our leading position across a broad range of growing end markets, our focus on high value products to improve gross margins, and our strong operating leverage.”

“For the third quarter of 2021, we expect sales to increase 13 percent from the year ago period driven by continued strength across most of our end markets. I believe we are on track to deliver strong earnings growth and record free cash flow in 2021 - well above 2019 levels, on increased revenue, improved gross margins, and operating leverage,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations (in millions, except per share data):

	Q2FY21	Q1FY21	Q2FY20
Revenues	$199.8	$201.0	$152.2
Gross profit	$83.7	$78.0	$47.8
(as a % of revenues)	41.9%	38.8%	31.4%
Non-GAAP gross profit	$84.8	$78.4	$49.1
(as a % of revenues)	42.4%	39.0%	32.3%
Diluted earnings (loss) per share *	$0.18	$0.13	$(0.21)
Non-GAAP diluted earnings (loss) per share	$0.31	$0.29	$(0.01)
* Current period results include $7.4 million in stock-based compensation, $3.9 million in intangibles amortization expense, and $1.5 million in other expenses that are excluded from non-GAAP results.

Third Quarter 2021 Outlook
The forward looking guidance for the quarter ending September 30, 2021 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$227 to $237 million	—	$227 to $237 million
Gross Profit Margin	39.0% to 41.0%	1.0%	40.0% to 42.0%
EPS	$0.27 to $0.31	$0.11	$0.38 to $0.42

Q3 2021 GAAP results are expected to include approximately $0.07 per share in stock-based compensation and $0.04 per share in amortization of intangibles and debt discount.

Non-GAAP Financial Measures
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

Webcast and Conference Call Information
Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:15 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:15 p.m. Central time today by calling (844) 589-0917 (United States) or (647) 253-8649 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on August 4, 2021 at (800) 585-8367 (United States) or (416) 621-4642 (International). The conference ID is 9785536.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic microphones and speakers, audio processing, and precision device solutions, serving the consumer electronics, communications, medtech, defense, electric vehicle, and industrial markets. Knowles uses its leading position in SiSonic™ MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components, high-end capacitors and mmWave RF solutions for a diverse set of markets. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in over a dozen countries. The company continues to invest in high value solutions to diversify its revenue and increase exposure to high growth markets. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements, including risks relating to the COVID-19 pandemic and governmental responses to it, including but not limited to, the impact on our supply chain, customer demand, and costs associated with our operations. Other risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; risks associated with shareholder activism, including proxy contests; our ability to achieve continued reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; difficulties or delays in and/or the Company’s inability to realize expected cost synergies from its acquisitions; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - SECOND QUARTER 2021

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Revenues	$199.8	$201.0	$152.2
Cost of goods sold	116.1	123.0	103.5
Restructuring charges - cost of goods sold	—	—	0.9
Gross profit	83.7	78.0	47.8
Research and development expenses	24.6	23.3	22.6
Selling and administrative expenses	36.7	36.2	31.1
Restructuring charges	0.1	0.2	6.5
Operating expenses	61.4	59.7	60.2
Operating earnings (loss)	22.3	18.3	(12.4)
Interest expense, net	4.1	4.0	4.1
Other (income) expense, net	(0.6)	(0.9)	1.9
Earnings (loss) before income taxes and discontinued operations	18.8	15.2	(18.4)
Provision for income taxes	1.4	2.7	1.1
Earnings (loss) from continuing operations	17.4	12.5	(19.5)
Earnings from discontinued operations, net	0.2	—	—
Net earnings (loss)	$17.6	$12.5	$(19.5)

Earnings (loss) per share from continuing operations:
Basic	$0.19	$0.14	$(0.21)
Diluted	$0.18	$0.13	$(0.21)

Earnings per share from discontinued operations:
Basic	$—	$—	$—
Diluted	$0.01	$—	$—

Net earnings (loss) per share:
Basic	$0.19	$0.14	$(0.21)
Diluted	$0.19	$0.13	$(0.21)

Weighted-average common shares outstanding:
Basic	92,493,220	92,263,705	91,589,156
Diluted	94,905,503	94,983,586	91,589,156

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
Revenues	$400.8	$315.3
Cost of goods sold	239.1	209.0
Restructuring charges - cost of goods sold	—	2.3
Gross profit	161.7	104.0
Research and development expenses	47.9	48.3
Selling and administrative expenses	72.9	67.3
Restructuring charges	0.3	10.4
Operating expenses	121.1	126.0
Operating earnings (loss)	40.6	(22.0)
Interest expense, net	8.1	7.8
Other income, net	(1.5)	(0.8)
Earnings (loss) before income taxes and discontinued operations	34.0	(29.0)
Provision for income taxes	4.1	3.3
Earnings (loss) from continuing operations	29.9	(32.3)
Earnings from discontinued operations, net	0.2	3.7
Net earnings (loss)	$30.1	$(28.6)

Earnings (loss) per share from continuing operations:
Basic	$0.32	$(0.35)
Diluted	$0.31	$(0.35)

Earnings per share from discontinued operations:
Basic	$0.01	$0.04
Diluted	$0.01	$0.04

Net earnings (loss) per share:
Basic	$0.33	$(0.31)
Diluted	$0.32	$(0.31)

Weighted-average common shares outstanding:
Basic	92,379,097	91,721,440
Diluted	95,048,241	91,721,440

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Gross profit	$83.7	$78.0	$47.8	$161.7	$104.0
Gross profit as % of revenues	41.9%	38.8%	31.4%	40.3%	33.0%
Stock-based compensation expense	0.4	0.4	0.4	0.8	0.9
Restructuring charges	—	—	0.9	—	2.3
Production transfer costs (2)	—	—	—	—	0.1
Other (3)	0.7	—	—	0.7	—
Non-GAAP gross profit	$84.8	$78.4	$49.1	$163.2	$107.3
Non-GAAP gross profit as % of revenues	42.4%	39.0%	32.3%	40.7%	34.0%
Research and development expenses	$24.6	$23.3	$22.6	$47.9	$48.3
Stock-based compensation expense	(1.6)	(1.5)	(1.4)	(3.1)	(3.8)
Intangibles amortization expense	(1.4)	(1.5)	(1.4)	(2.9)	(2.8)
Other (3)	(0.1)	—	—	(0.1)	—
Non-GAAP research and development expenses	$21.5	$20.3	$19.8	$41.8	$41.7
Selling and administrative expenses	$36.7	$36.2	$31.1	$72.9	$67.3
Stock-based compensation expense	(5.4)	(9.2)	(2.3)	(14.6)	(2.9)
Intangibles amortization expense	(2.5)	(1.8)	(1.8)	(4.3)	(3.7)
Other (3)	(0.7)	(0.5)	(0.2)	(1.2)	(0.4)
Non-GAAP selling and administrative expenses	$28.1	$24.7	$26.8	$52.8	$60.3
Operating expenses	$61.4	$59.7	$60.2	$121.1	$126.0
Stock-based compensation expense	(7.0)	(10.7)	(3.7)	(17.7)	(6.7)
Intangibles amortization expense	(3.9)	(3.3)	(3.2)	(7.2)	(6.5)
Restructuring charges	(0.1)	(0.2)	(6.5)	(0.3)	(10.4)
Other (3)	(0.8)	(0.5)	(0.2)	(1.3)	(0.4)
Non-GAAP operating expenses	$49.6	$45.0	$46.6	$94.6	$102.0
Earnings (loss) from continuing operations	$17.4	$12.5	$(19.5)	$29.9	$(32.3)
Interest expense, net	4.1	4.0	4.1	8.1	7.8
Provision for income taxes	1.4	2.7	1.1	4.1	3.3
Earnings (loss) from continuing operations before interest and income taxes	22.9	19.2	(14.3)	42.1	(21.2)
Earnings (loss) from continuing operations before interest and income taxes as % of revenues	11.5%	9.6%	(9.4)%	10.5%	(6.7)%
Stock-based compensation expense	7.4	11.1	4.1	18.5	7.6
Intangibles amortization expense	3.9	3.3	3.2	7.2	6.5
Restructuring charges	0.1	0.2	7.4	0.3	12.7
Production transfer costs (2)	—	—	—	—	0.1
Other (3)	1.5	0.5	0.2	2.0	0.4
Adjusted earnings from continuing operations before interest and income taxes	$35.8	$34.3	$0.6	$70.1	$6.1
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	17.9%	17.1%	0.4%	17.5%	1.9%

	Quarter Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest expense, net	$4.1	$4.0	$4.1	$8.1	$7.8
Interest expense, net non-GAAP reconciling adjustments (4)	2.0	1.9	1.8	3.9	3.6
Non-GAAP interest expense	$2.1	$2.1	$2.3	$4.2	$4.2

Provision for income taxes	$1.4	$2.7	$1.1	$4.1	$3.3
Income tax effects of non-GAAP reconciling adjustments (5)	2.2	1.7	(1.6)	3.9	(3.4)
Non-GAAP provision for (benefit from) income taxes	$3.6	$4.4	$(0.5)	$8.0	$(0.1)

Earnings (loss) from continuing operations	$17.4	$12.5	$(19.5)	$29.9	$(32.3)
Non-GAAP reconciling adjustments (6)	12.9	15.1	14.9	28.0	27.3
Interest expense, net non-GAAP reconciling adjustments (4)	2.0	1.9	1.8	3.9	3.6
Income tax effects of non-GAAP reconciling adjustments (5)	2.2	1.7	(1.6)	3.9	(3.4)
Non-GAAP net earnings (loss)	$30.1	$27.8	$(1.2)	$57.9	$2.0

Diluted earnings (loss) per share from continuing operations	$0.18	$0.13	$(0.21)	$0.31	$(0.35)
Earnings per share non-GAAP reconciling adjustment	0.13	0.16	0.20	0.29	0.37
Non-GAAP diluted earnings (loss) per share	$0.31	$0.29	$(0.01)	$0.60	$0.02

Diluted average shares outstanding	94,905,503	94,983,586	91,589,156	95,048,241	91,721,440
Non-GAAP adjustment (7)	1,054,755	754,450	—	769,327	2,922,435
Non-GAAP diluted average shares outstanding (7)	95,960,258	95,738,036	91,589,156	95,817,568	94,643,875

Notes:
(1) In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.
(2) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings (loss) from continuing operations before interest and income taxes for each period presented.
(3)    In 2021, Other expenses represent the ongoing net lease cost (income) related to facilities not used in operations and expenses related to the acquisition of Integrated Microwave Corporation by the Precision Devices segment. In 2020, Other expenses represent expenses related to shareholder activism.
(4)    Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.
(5)    Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments.
(6)    The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings (loss) from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.
(7)    The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. In addition, the Company entered into convertible note hedge transactions to offset any potential dilution from the convertible notes. Although the anti-dilutive impact of the convertible note hedges is not reflected under GAAP, the Company includes the anti-dilutive impact of the convertible note hedges in non-GAAP diluted average shares outstanding, if applicable.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$94.2	$147.8
Receivables, net of allowances of $1.5 and $1.6	116.8	131.4
Inventories, net	162.4	130.1
Prepaid and other current assets	11.6	10.3
Total current assets	385.0	419.6
Property, plant, and equipment, net	190.2	191.5
Goodwill	941.4	910.0
Intangible assets, net	106.0	78.7
Operating lease right-of-use assets	22.8	23.3
Other assets and deferred charges	36.5	31.8
Total assets	$1,681.9	$1,654.9

Current liabilities:
Current maturities of long-term debt	$169.5	$165.1
Accounts payable	72.7	70.3
Accrued compensation and employee benefits	30.2	30.4
Operating lease liabilities	11.1	10.2
Other accrued expenses	18.3	18.6
Federal and other taxes on income	—	2.7
Total current liabilities	301.8	297.3
Deferred income taxes	2.0	2.0
Long-term operating lease liabilities	18.1	18.7
Other liabilities	27.9	32.8
Liabilities of discontinued operations	—	0.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 94,075,885 and 91,986,398 shares issued and outstanding at June 30, 2021, respectively, and 92,689,912 and 91,611,549 shares issued and outstanding at December 31, 2020, respectively	0.9	0.9
Treasury stock - at cost; 2,089,487 and 1,078,363 shares at June 30, 2021 and December 31, 2020, respectively	(36.2)	(16.2)
Additional paid-in capital	1,610.2	1,587.8
Accumulated deficit	(138.4)	(168.5)
Accumulated other comprehensive loss	(104.4)	(100.5)
Total stockholders' equity	1,332.1	1,303.5
Total liabilities and stockholders' equity	$1,681.9	$1,654.9